Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
K12 Inc.
Herndon, Virginia
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148436) of K12 Inc. of our reports dated September 11, 2009, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of K12 Inc’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Bethesda, Maryland
September 11, 2009
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